Exhibit (c)(9)

CONFIDENTIAL 11 JUNE 2008 DISCUSSION MATERIALS

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents I MARKET UPDATE 1 II EQUITY CAPITAL MARKETS ENVIRONMENT 7 III TOWER CAPITAL RAISE ALTERNATIVE 12

I Market Update

I MARKET UPDATE Recent Trading Performance Current Since Initial Price Indication 6/10/08 5/22/08 Tower $24.29 (11.0%) —CastlePoint 9.85 (8.0%) Selected Specialty: Markel $409.85 1.8% Navigators 50.97 1.5% Philadelphia 38.16 2.6% RLI 53.35 6.1% W.R. Berkley 26.60 (2.4%) Mean 1.9% Median 1.8% Selected Bermuda: Aspen $25.53 (0.7%) Endurance 33.31 (2.8%) Odyssey Re 36.85 (2.5%) PartnerRe 73.61 (0.3%) Platinum Underwriters 35.44 (2.1%) Mean (1.7%) Median (2.1%) Source: FactSet (6/10/08). 1

Historical Valuation: NTM Price/Earnings 4.0 8.0 12.0 16.0x 23 Mar 07 20 Jun 07 17 Sep 07 15 Dec 07 13 Mar 08 10 Jun 08 —CastlePoint —Bermuda Reinsurers (a) —Tower —Specialty P&C (b) —Bermuda Primary Insurers (c) 7.7x Average Current 5/22/08 1-Year 2-Years 3-Years CastlePoint 5.0x 5.5x 6.6x ----Bermuda Reinsurers (a) 6.5 6.6 7.4 7.5x 7.4x Tower 7.7 8.7 9.7 11.5 11.8 Specialty P&C (b) 10.0 9.8 10.4 11.5 11.7 Bermuda Primary Insurers (c) 7.2 7.4 7.6 7.7 7.8 5.0x 6.5x 10.0x 7.2x Source: FactSet (6/10/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 2

Historical Valuation: Price/Reported Book Value 0.00 1.00 2.00 3.00 4.00x 23 Mar 07 20 Jun 07 17 Sep 07 15 Dec 07 13 Mar 08 10 Jun 08 —CastlePoint —Bermuda Reinsurers (a) —Tower —Specialty P&C (b) —Bermuda Primary Insurers (c) 1.80x Average Current 5/22/08 1-Year 2-Years 3-Years CastlePoint 0.90x 0.98x 1.10x ----Bermuda Reinsurers (a) 0.91 0.94 1.03 1.08x 1.10x Tower 1.80 2.03 2.22 2.98 2.93 Specialty P&C (b) 1.54 1.45 1.65 1.85 1.89 Bermuda Primary Insurers (c) 0.95 0.99 1.15 1.25 1.29 0.90x 0.91x 1.54x 0.95x Source: FactSet (6/10/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 3

Implied Value of Tower Offer at 0.4513 & 0.4317 Exchange Ratio 22 May 08 $12.32 22 May 08 $11.78 % Change Since 5/22/08 10% Premium (8.0%) 15% Premium (8.2%) Source: FactSet (6/10/08). (a) Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration. (b) Assumes cash component of $3.19 per CastlePoint share and the remainder as stock consideration. $11.31 $10.84 22 May 08 25 May 08 29 May 08 2 Jun 08 6 Jun 08 10 Jun 08 $12.5 12.00 11.50 11.00 10.50 —Implied Offer Value at 15% Premium (a) —Implied Offer Value at 15% Premium (b) 4

Acquisition Premium Comparison CastlePoint Initial Indication (5/22/08) Current (6/10/08) Average Statistic Low High Low High 1-Week 1-Month 3-Month 6-Month Implied Blended Value $11.78 $12.32 $10.84 $11.31 $11.39 $11.95 $11.78 $12.49 Premium to CastlePoint Share Price: Initial Indication (5/22/08) $10.71 10% 15% 1% 6% 6% 12% 10% 17% Current (6/10/08) 9.85 20% 25% 10% 15% 16% 21% 20% 27% 1-Week Average 10.24 15% 20% 6% 10% 11% 17% 15% 22% 1-Month Average 10.49 12% 17% 3% 8% 9% 14% 12% 19% 3-Month Average 10.13 16% 22% 7% 12% 12% 18% 16% 23% 6-Month Average 11.07 6% 11% (2%) 2% 3% 8% 6% 13% Source: FactSet (6/10/08). 5

Historical Exchange Ratio – CastlePoint/Tower 0.3000 0.4000 0.5000 0.6000 10 Jun 07 22 Aug 07 3 Nov 07 15 Jan 08 28 Mar 08 10 Jun 08 —CastlePoint/Tower Exchange Ratio —Average 0.4055 Average 1 Month 0.4017 3 Months 0.3951 6 Months 0.4003 1 Year 0.4175 5/22/08 vs. Current 5/22/08 0.3925 Current 0.4055 % Change 3.3% 0.4175 Source: FactSet (6/10/08). 6

II Equity Capital Markets Environment

II EQUITY CAPITAL MARKETS ENVIRONMENT U.S. Consumers Under Pressure – Key Economic Indicators YEAR-OVER-YEAR REAL GDP GROWTH (2.0%) (1.0%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2.5% HOME PRICES (S&P CASE-SHILLER INDEX) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 (8.9%) YEAR-OVER-YEAR CONSUMER EXPENDITURE GROWTH 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 2005 2006 2007 2008 5.3% UNEMPLOYMENT RATE 4.0% 4.5% 5.0% 5.5% 6.0% 2005 2006 2007 2008 5.5% Sources: World Bank, S&P, U.S. Department of Labor and International Labor Organization. 7

II EQUITY CAPITAL MARKETS ENVIRONMENT Financial Markets are Volatile – Macroeconomic Trends 2-YEAR & 10-YEAR U.S. TREASURY YIELD 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 3 Jan 07 17 Apr 07 31 Jul 07 13 Nov 07 26 Feb 08 10 Jun 08 2-Year Treasury 10-Year Treasury 2.71% 3.99% CREDIT SPREADS 248 410 247 253 263 76 194 104 107 116 0 100 200 300 400 500 bps 6 Months Ago 3 Months Ago 1 Month Ago 1 Week Ago Current CDX Crossover CDX Investment Grade INDEXED EQUITY MARKET VOLATILITY (VIX INDEX) 75 100 125 150 175 200 225 250 275 3 Jan 07 17 Apr 07 31 Jul 07 13 Nov 07 26 Feb 08 10 Jun 08 92.5% INDEXED U.S. DOLLAR EXCHANGE RATES 80 90 100 110 3 Jan 07 17 Apr 07 31 Jul 07 13 Nov 07 26 Feb 08 10 Jun 08 USD/EUR USD/GBP USD/JPY (15%) (0%) (10%) Sources: Equity research, Bloomberg and FactSet (6/10/08). 8

Equity Market Environment vs. Fed Funds Rate Indexed S&P Financials Fed Funds 60 70 80 90 100 110 3 Jan 07 17 Apr 07 31 Jul 07 13 Nov 07 26 Feb 08 10 Jun 08 0.00% 2.00% 4.00% 6.00% 8.00% S&P Financials Index Fed Funds Rate (37.8%) 2.00% 12 Dec 07 Fed establishes a temporary Term Auction Facility to provide term funding to depository institutions against a wide variety of collateral 4 Jan 08 Poor U.S. Non farm payrolls data 25 Jan 08 Bush announces plans for a $150bn fiscal stimulus package 18 Jan 08 Weak Philly Fed report 11 Mar 08 Fed's $200bn expansion of securities lending 14 Mar 08 Better than expected inflation news; CPI growth was flat 16 Mar 08 Fed puts a Primary Dealer Credit Facility in place 22 Mar 08 Modest improvement in jobless claims Sources: FactSet (6/10/08). 9

Equity Capital Markets (ECM) Environment (1Q 2008) ($ in billions) ECM volume from US issuers fell 8% to $55bn in 1Q 2008 from $60bn in 1Q 2007 108 deals priced in 1Q 2008, the lowest quarterly total since 1Q 2003 and less than half the 223 deals seen in 1Q 2007 41 withdrawn/postponed ECM deals in 1Q 2008 which were expected to raise $9bn, the highest total since 4Q 2000 Increased market volatility, continuing credit issues and resulting uncertainty for U.S. economic outlook are among the factors perceived to be impacting new issuance IPO volume was up 144% in 1Q 2008 as $25bn was raised via 21 deals; up from $10bn via 58 deals in 1Q 2007 Increase driven by record $20bn IPO from Visa and increased special purpose acquisition entity (BCC/SPACs) issuance ($4bn) Aside from Visa and BCC/SPACs there were just ten IPOs (vs. 25 in 1Q 2007) for a total of $1bn, five of which priced below or at the bottom of their pricing range Convertible volume fell 34% to $17bn from $26bn in 1Q 2007 despite large self-led offerings from Banc of America ($7bn) and Citigroup ($3bn) US ECM backlog shows 138 deals in the pipeline slated to raise $28bn compared to $22bn via 116 deals at the end of 1Q 2007 10

U.S. ISSUER ECM VOLUME BY DEAL TYPE SINCE 2002 ($ BN) $77 $51 $15 $30 $36 $97 $53 $52 $62 $46 $27 $44 $32 $33 $45 $63 $57 $70 $37 $76 $75 $88 $38 $75 $47 0 30 60 90 $120 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q Convertible Follow-On IPO 2002 2003 2005 2004 2006 2007 2008 Follow-On $17 $26 $9 $13 $9 $16 $22 $22 $31 $23 $15 $21 $18 $17 $27 $30 $31 $23 $16 $27 $24 $30 $14 $21 $14 IPO 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 Convertible 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 Source: Dealogic. Tower Public Market Valuation Summary ($ in millions, except per share amounts) 1-YEAR PRICE/VOLUME HISTORY 1-YEAR INDEXED TOTAL RETURN HISTORY 20.00 25.00 30.00 35.00 40.00 $45.00 10 Jun 07 22 Aug 07 3 Nov 07 15 Jan 08 28 Mar 08 10 Jun 08 0.0 0.5 1.0 1.5 2.0 Price Volume (MM) Average 1 Month : $26.21 6 Months: $27.81 3 Months: 25.69 1 Year: 28.36 50 75 100 125 150 10 Jun 07 22 Aug 07 3 Nov 07 15 Jan 08 28 Mar 08 10 Jun 08 Tower Specialty P&C (a) S&P 500 Indexed Price (10%) (7%) (22%) Total Return 1 Month: (10%) 6 Months: (26%) 3 Months: (2%) 1 Year: (22%) SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 3/31/08) LTM Operating Revenues (b) $453.9 Share Price (06/10/08) $24.17 LTM Net Operating Income 58.5 Diluted Shares Outstanding (mm) 23.5 Adjusted Shareholders' Equity (c) 332.0 FD Market Equity Value $568.4 Debt 101.0 Price/2008E EPS (d) 8.2 x 2008E EPS (d) $2.95 Price/2009E EPS (d) 7.2 2009E EPS (d) 3.37 Price/Book Value 1.80 x Indicated Annual Dividend 0.20 Price/Adjusted Book Value (c) 1.70 Long-Term Growth Rate 22.5% 2008E ROE (d) 20.3 % Ind. Dividend Yield/'08E Payout 0.8/6.8 % Debt/Total Capital 24.3% 52-Week Low (05 /05/08)/High (12/24/07) $23.44/$35.50 Source: FactSet (6/10/08) and company filings. (a) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (b) Excluding net realized gains (losses). (c) Excludes accumulated other comprehensive income (AOCI). (d) IBES median consensus. 11

III Tower Capital Raise Alternative

III TOWER CAPITAL RAISE ALTERNATIVE Tower Capital Raising Assumptions Capital Raise Assumptions: New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $306 million in aggregate New common stock is issued at a 10x forward P/E multiple Underwriting fee and legal/other expenses of 6% Senior debt is issued beginning in 2009; $202 million in aggregate Approximate interest rate of 8% (interest rate inclusive of fees) Target BCAR ratio between 180 and 195 (consistent with "A-2" Case) to support reduced cessions Scenario Assumptions: Brokerage premium volumes consistent with "A-2" Case Program business no longer written by Tower on behalf of CastlePoint Gross expense and loss ratios are consistent with "A-2" Case Annual dividend assumption consistent with "A-2" Case ($0.20 per share) 12

Tower/CastlePoint Transaction vs. Tower Capital Raise ($ in millions, except per share amounts) Management has developed an illustrative case that achieves brokerage premium volumes consistent with the "A-2" management plans, while raising capital in order retain additional business presently ceded to CastlePoint. Capital raised is consistent with a 20% debt-to-total capital ratio Management is uncertain whether they would receive 100% equity credit from rating agencies for debt raised at the holding company level and contributed to downstream statutory entities Analysis does not explicitly consider potential near-term M&A opportunities that may be pursued with additional capital flexibility Tower Tower/CastlePoint (a) CAGR/ Capital Raise CAGR/ % Change/Absolute Difference 2008E 2009E 2010E 2012E (b) Avg. 2009E 2010E 2012E Avg. 2009E 2010E 2012E Revenues (c): GPW $672.6 $1,260.0 $1,512.0 $2,177.3 20% $840.1 $1,008.1 $1,451.6 20% 50% 50% 50% % Ceded 51% 22% 21% 30% 24% 31% 7% 7% 15% (9%) 14% 23% NPW 329.4 980.1 1,188.9 1,528.6 16% 578.5 936.8 1,349.0 33% 69% 27% 13% Total Revenues 489.4 1,155.9 1,297.7 1,795.7 16% 608.1 894.7 1,407.3 32% 90% 45% 28% Earnings: Net Income $68.5 $132.7 $162.2 $246.0 23% $83.5 $116.0 $180.8 29% 59% 40% 36% Earnings per Share 2.95 3.73 4.56 6.92 23% 3.06 3.89 5.73 23% 22% 17% 21% WA FD Shares (mm) 23.2 35.6 35.6 35.6 27.2 29.8 31.5 Selected Statistics: EoP Invested Assets (c) $860.6 $2,195.4 $2,654.8 $3,843.2 21% $1,324.3 $1,924.6 $3,182.7 34% 66% 38% 21% EoP Equity 371.9 818.2 973.3 1,409.4 20% 568.7 779.3 1,183.3 28% 44% 25% 19% ROAE 20% 18% 18% 19% 18% 17% 17% 17% 17% 0% 1% 2% Net Income Margin 14% 11% 13% 14% 13% 14% 13% 13% 13% (2%) (0%) 1% BCAR (c) 194% 185% 189% 190% 188% 190% 186% 179% 185% (5%) 4% 11% Debt/Capital 26% 31% 27% 20% 26% 20% 21% 20% 20% 10% 6% 0% (a) Assumes a $12.32 (5/22/08) purchase price per share. (b) Based on net income from combined model and pro forma share count as calculated by Lazard. (c) Based on combined model for Tower/CastlePoint. 13